Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Unaudited Pro Forma Combined Financial Information is attached (the “Form 8-K”) or, if such terms are not defined in the Form 8-K, then such terms shall have the meanings ascribed to them in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2024 (the “Proxy Statement”).

Introduction

Flame Acquisition Corp. (“Flame”) is a blank check company formed under the laws of the State of Delaware on October 16, 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. Flame effectuated its initial business combination using cash from the proceeds of the Flame IPO and the sale of the private placement warrants, capital stock, debt or a combination of cash, stock and debt.

Beginning in 1968 and over the course of 14 years, Exxon Mobil Corporation (“EM”) consolidated more than a dozen offshore federal oil leases and organized them into a streamlined production unit known as the Santa Ynez Unit (“SYU”). SYU consists of three offshore platforms and a wholly owned onshore processing facility located along the Gaviota Coast at Las Flores Canyon in Santa Barbara County, California (the “Assets”).

The Flame IPO net proceeds of $287,500,000 were placed into the trust account. Flame initially had 24 months from the closing of the IPO (by March 1, 2023) to complete a business combination.

On November 2, 2022, Flame entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Holdco and Legacy Sable, which, among other things, provides for each of Holdco and Legacy Sable to be merged with and into Flame, with Flame being the surviving company in the Merger.

EM has agreed to sell the Assets, including 100% of the equity interests in each of Pacific Offshore Pipeline Company and Pacific Pipeline Company (the “Pipelines”), to Legacy Sable for $625,000,000 payable in cash and seller-financed indebtedness, subject to certain adjustments as further described below.

On February 27, 2023, at a special meeting of stockholders, Flame’s stockholders voted to approve an amendment (the “Extension Amendment Proposal”) to the Flame certificate of incorporation to extend the date by which Flame must complete a business combination (the “Extension”) from March 1, 2023, to September 1, 2023 (the “First Extended Date”). In connection with the Extension, stockholders holding 20,317,255 shares of Flame Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the trust account, representing approximately 70.67% of the issued and outstanding Flame Class A common stock. As a result, $206,121,060 (approximately $10.15 per share) was removed from the trust account to pay such redeeming holders on March 2, 2023.

On August 22, 2023, Flame issued an aggregate 7,187,500 shares of Class A common stock upon the conversion of an equal number of shares of Flame Class B common stock (the “Class B Conversion”). The 7,187,500 shares of Flame Class A common stock issued in connection with the Class B Conversion are subject to the same restrictions that applied to the shares of Flame Class B common stock before the Class B Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination.

On August 29, 2023, at a special meeting of stockholders, Flame’s stockholders voted to approve an amendment (the “Second Extension Amendment Proposal”) to the Flame certificate of incorporation to extend the date by which Flame must complete a business combination (the “Second Extension”) from September 1, 2023 to March 1, 2024 (the “Second Extended Date”). In connection with the Second Extension, stockholders holding 2,328,063 public shares exercised their right to redeem such shares for a pro rata portion of the funds in the trust account, representing approximately 27.61% of Flame’s issued and outstanding public shares. As a result, $24,008,096 (approximately $10.31 per share) was removed from the trust account to pay such redeeming stockholders on August 31, 2023. As of September 30, 2023, there was $63,939,672 in the trust account.

On February 12, 2024, Flame held a special meeting of stockholders (the “Special Meeting”), at which the Flame stockholders considered and adopted, among other matters, a proposal to approve the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, following the Special Meeting, on February 14, 2024, the Business Combination was consummated.

In connection with the Business Combination, on February 8, 2024, stockholders holding 150,823 public shares exercised their right to redeem those shares for a pro rata portion of the funds in the trust account, representing approximately 2.47% of Flame’s then issued and outstanding public shares. As a result, approximately $1,573,963 (approximately $10.44 per share) was removed from the trust account to pay such redeeming stockholders on February 14, 2024. As of February 14, the remaining balance of the trust account immediately following that payment was approximately $62.3 million.

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined financial information gives effect to the transactions summarized below (for the purposes of this section “Unaudited Pro Forma Condensed Combined Financial Information,” the “Transactions”):

•

the Merger, together with the other transactions contemplated by the Merger Agreement (including the consummation of the PIPE Investment) and the related agreements, collectively referred to as the “Business Combination”, as further described below;

•

the conversion of the 7,187,500 shares of Flame Class A common stock held by our Sponsor and other initial stockholders into 7,187,500 shares of Common Stock, which as referenced above occurred on August 22, 2023; and

•	the illustrative redemption by Flame of shares of Flame Class A common stock held by public stockholders in connection with the Transactions.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023, and for the year ended December 31, 2022, combines the historical statements of operations of Flame and the historical combined statements of SYU, the predecessor entity, (including the Assets, as defined by the Sable-EM Purchase Agreement, excluding the Pipelines) for such period on a pro forma basis, as if the Transactions had been consummated on January 1, 2022, the beginning of the earliest period presented. The successor entity is Sable and its combined statements of operations and positions will reflect Sable’s purchase of the Assets (as defined in the Sable-EM Purchase Agreement), including the Pipelines.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of Flame and the historical combined balance sheet of SYU on such date on a pro forma basis, as if the Transactions had been consummated on September 30, 2023.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the (i) historical audited financial statements of Flame as of and for the year ended December 31, 2022, and (ii) historical condensed unaudited financial statements of Flame as of and for the nine months ended September 30, 2023, included elsewhere in this proxy statement;

•

the (i) historical audited combined financial statements of SYU as of and for the year ended December 31, 2022, and (ii) historical unaudited condensed combined financial statements of SYU as of and for the nine months ended September 30, 2023 included elsewhere in this proxy statement; and

•

other information relating to Flame and SYU contained in this proxy statement, including information in the sections titled “Flame’s Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “SYU Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Business Combination is accounted for under the scope of Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Pursuant to ASC 805, Flame has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Flame is transferring cash via funds from its trust account and proceeds from equity issuances and has incurred liabilities to execute the Business Combination;

•	Flame obtained direct control and 100% ownership of Holdco;

•	The Flame certificate of incorporation has been amended to include a name change to Sable Offshore Corp. (“Sable”); and

•	The members of Flame’s management became Sable’s management and the members of the Flame Board became members of the Sable Board to oversee all operations going forward.

The preponderance of the evidence discussed above supports the conclusion that Flame is the accounting acquirer in the Business Combination. SYU constitutes a business in accordance with ASC 805 and the Business Combination constitutes a change in control. Accordingly, the Business Combination will be accounted for using the acquisition method of accounting. Upon consummation of the Business Combination, SYU will be the predecessor entity and its historical operations will be presented as that of Sable on a going forward basis.

Description of the Business Combination

Pursuant to the Merger Agreement, on the Closing Date and contemporaneously with the completion of the transactions contemplated under the Sable-EM Purchase Agreement (including certain transactions contemplated by the Term Loan Agreement), Holdco merged with and into Flame, with Flame as the surviving company, and immediately thereafter, Legacy Sable merged with and into Flame, with Flame as the surviving company. The aggregate consideration received by holders of Holdco Class A shares immediately prior to the Holdco Merger Effective Time was 3,000,000 shares of Flame Class A common stock. For further details, see “Proposal No. 1—The Business Combination Proposal.”

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Holdco Merger Effective Time:

•

each Holdco Class A share issued and outstanding immediately prior to the Holdco Merger Effective Time, other than Cancelled Holdco Shares, was converted into the right to receive (a) the Aggregate Merger Consideration divided by (b) the total number of Holdco Class A shares outstanding immediately prior to the Holdco Merger Effective Time (the “Per Share Merger Consideration”). The “Aggregate Merger Consideration” received by holders of Holdco Class A shares immediately prior to the Holdco Merger Effective Time was an aggregate of 3,000,000 shares of Flame Class A common stock; and

•

each Holdco Class A share issued and outstanding immediately prior to the Holdco Merger Effective Time that was held by Holdco in treasury or owned by Flame was cancelled and no consideration was delivered in exchange therefor.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Sable Merger Effective Time, each share of Legacy Sable common stock issued and outstanding immediately prior to the Sable Merger Effective Time was cancelled and no consideration was delivered in exchange therefor.

For the avoidance of doubt, at and after each of the Holdco Merger Effective Time and the Sable Merger Effective Time, each share of Flame common stock issued and outstanding immediately prior thereto was not affected by the Merger.

In addition, immediately prior to the Holdco Merger Effective Time, each founder share issued and outstanding immediately prior to the Holdco Merger Effective Time was automatically converted into shares of Flame Class A common stock on a one-for-one basis. In connection with the closing of the Mergers, Flame Acquisition Corp. was renamed Sable Offshore Corp.

PIPE Subscription Agreement

As previously disclosed on November 2, 2022, July 21, 2023, July 27, 2023, August 3, 2023, December 18, 2023, January 16, 2024, February 12, 2024 and February 13, 2024, in connection with the Business Combination, Holdco and Flame entered into subscription agreements (collectively, the “PIPE Subscription Agreements”) with certain investors (the “PIPE Investors”) and, pursuant thereto, on February 14, 2024, immediately following the Closing, Sable issued 44,024,910 shares of Common Stock, at a price of $10.00 per share for an aggregate purchase price of $440,249,100 in accordance with the terms of the PIPE Subscription Agreements (the “PIPE Investments”).

The following summarizes the shares of Common Stock outstanding following the consummation of the Business Combination:

	Shares	%
Public stockholders*	5,953,859	10%
Initial stockholders**	7,187,500	12%
Merger consideration shares	3,000,000	5%
PIPE Investors	44,024,910	73%

Total shares outstanding at close	60,166,269	100%

Excluded Securities:

* This excludes 14,375,000 public warrants issued in the Flame IPO convertible to Common Stock at a price of $11.50 per share subject to the conditions described herein.
** This excludes 7,750,000 private placement warrants convertible into Common Stock at a price of $11.50 per share subject to the conditions described herein.
** This excludes 3,306,370 private placement warrants convertible into Common Stock at a price of $11.50 per share subject to the conditions described herein.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions and the other related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Sable following the completion of the Transactions and the other related transactions. The unaudited pro forma adjustments represent our management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

	Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2023 (US Dollars in Thousands, except per share data)
	Flame Acquisition Corp. (Historical)	Santa Ynez Unit (SYU) (Historical)	Transaction Accounting and Business Combination Adjustments		Pro Forma Combined
Assets
Current assets
Cash	$709	$—	$440,249	A	$150,805
			(225,008)	B
			(56,382)	C
			62,366	D
			(70,000)	J
			(1,129)	K
Restricted cash	—	—	35,000	J	35,000
Prepaid expenses	246	—	—		246
Materials and supplies	—	17,374	—		17,374

Total current assets	955	17,374	185,096		203,425
Investments held in Trust Account	63,940	—	(1,574)	I	—
			(62,366)	D
Oil and gas properties - net	—	689,277	395,964	B	1,085,241
Other, net	—	6,689	—		6,689

Total assets	$64,895	$713,340	$517,120		$1,295,355

Liabilities, Redeemable Equity And Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$6,153	$6,195	$(6,195)	B	$46,021
			(5,516)	C
			10,384	H
			35,000	J
Excise tax payable	2,307	—	—		2,307
Income taxes payable	786	—	—		786
Convertible promissory notes – related parties, at fair value	2,645	—	(2,645)	E	—
Promissory notes to related parties	1,129	—	(1,129)	K	—
Due to related party, net	—	6,743	(6,743)	B	—
Other current liabilities	—	1,146	—		1,146

Total Current liabilities	13,020	14,084	23,156		50,260
Warrant liabilities	15,154	—	3,306	E	18,460
Asset retirement obligations	—	344,197	(231,272)	B	112,925
Term loan with 10% per annum pay-in-kind interest	—	—	763,808	B	763,808
Other	—	6,417	—		6,417

Total liabilities	28,174	364,698	558,998		951,870

	Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2023 (US Dollars in Thousands, except per share data)
	Flame Acquisition Corp. (Historical)		Santa Ynez Unit (SYU) (Historical)	Transaction Accounting and Business Combination Adjustments		Pro Forma Combined
Commitments
Class A common stock subject to possible redemption; 6,104,682 shares at redemption value ($10.34 at September 30, 2023)	63,124		—	(1,574)	I	—
				(61,550)	I

Total Common Stock Subject to Possible Redemption	63,124		—	(63,124)		—

Stockholders’ Equity (Deficit)
Net parent investment	—		348,642	(348,642)	B	—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—		—	—		—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 7,187,500 shares issued and outstanding, excluding 6,104,682 shares subject to possible redemption at September 30, 2023	1	F	—	4	A	61,555
				61,550	I
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; no shares issued or oustanding at September 30, 2023	—		—	—	F	—
Additional paid-in capital	—		—	440,245	A	448,145
				(22,100)	C
				30,000	G
Accumulated deficit	(26,404)		—	(28,766)	C	(166,215)
				(661)	E
				(30,000)	G
				(10,384)	H
				(70,000)	J

Total Stockholders’ Equity (Deficit)	(26,403)		348,642	21,246		343,485

Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$64,895		$713,340	$517,120		$1,295,355

See accompanying notes to unaudited pro forma condensed combined financial information.

	Unaudited Pro Forma Condensed Combined Statement of Operations For the nine months ended September 30, 2023 (US Dollars in Thousands, except for share and per share amounts)
	Flame Acquisition Corp. (Historical)	Santa Ynez Unit (SYU) (Historical)	Transaction Accounting and Business Combination Adjustments		Pro Forma Combined
Revenue
Oil and gas sales	$—	$—	$—		$—
Total revenue	—	—	—		—
Operating Expenses
Operating and maintenance expenses	—	43,167	—		43,167
Depletion, depreciation, amortization and accretion	—	15,764	(15,764)	CC	9,624
			9,624	DD
General and administrative expenses	—	9,107	6,788	HH	22,395
			6,500	JJ
Operating costs	3,485	—	—		3,485

Total operating expenses	3,485	68,038	7,148		78,671

Loss from operations	(3,485)	(68,038)	(7,148)		(78,671)
Other Income (Expense), net
Interest income from Trust Account	3,841	—	(3,841)	BB	—
Change in fair value of convertible promissory notes - related parties	38	—	(38)	FF	—
Change in fair value of warrant liabilities	(3,005)	—	—		(3,005)
Other expense	—	(533)	—		(533)
Interest expense	—	—	(63,014)	AA	(63,014)

Total other income (expense), net	874	(533)	(66,893)		(66,552)

Loss before provision for income taxes	(2,611)	(68,571)	(74,041)		(145,223)
Provision for income taxes	786	—	—		786

Net Loss	$(3,397)	$(68,571)	$(74,041)		$(146,009)

Basic and diluted net loss per share:
Basic and diluted net loss per redeemable Class A common share	$(0.17)	NA			$(2.43)
Basic and diluted net loss per non-redeemable Class A and Class B common share	$(0.17)	NA			NA
Weighted Average Shares for Basic and diluted:
Weighted average redeemable Class A common stock outstanding	12,660,640	NA	(150,823)	KK	60,166,269
Weighted average non-redeemable Class A and Class B common stock outstanding	7,187,500	NA			NA

See accompanying notes to unaudited pro forma condensed combined financial information.

	Unaudited Pro Forma Condensed Combined Statement of Operations For the twelve months ended December 31, 2022 (US Dollars in Thousands, except for share and per share amounts)
	Flame Acquisition Corp. (Historical)	Flame Acquisition Corp. 2023 Redemptions		Subtotal	Santa Ynez Unit (SYU) (Historical)	Transaction Accounting and Business Combination Adjustments		Pro Forma Combined
Revenue
Oil and gas sales	$—	$—		$—	$—	$—		$—

Total revenue	—	—		—	—	—		—

Operating Expenses
Operating and maintenance expenses	—	—		—	62,585	—		62,585
Depletion, depreciation, amortization and accretion	—	—		—	20,852	(20,852)	CC	11,634
						11,634	DD
Impairment of oil and gas properties	—	—		—	1,404,307	—		1,404,307
General and administrative expenses	—	—		—	12,807	28,766	EE	169,674
						30,000	GG
						9,050	HH
						10,384	II
						8,667	JJ
						70,000	LL
Operating costs	6,150	—		6,150	—	—		6,150

Total operating expenses	6,150	—		6,150	1,500,551	147,649		1,654,350

Loss from operations	(6,150)	—		(6,150)	(1,500,551)	(147,649)		(1,654,350)
Other Income (Expense), net
Interest income from Trust Account	3,989	—		3,989	—	(3,989)	BB	—
Change in fair value of convertible promissory notes - related parties	(171)	—		(171)	—	171	FF	—
Change in fair value of warrant liabilities	498	—		498	—	—		498
Other income	—	—		—	1,855	—		1,855
Interest expense	—	—		—	—	(76,381)	AA	(76,381)

Total other income (expense), net	4,316	—		4,316	1,855	(80,199)		(74,028)

Loss before provision for income taxes	(1,834)	—		(1,834)	(1,498,696)	(227,848)		(1,728,378)
Provision for income taxes	757	—		757	—	—		757

Net Loss	$(2,591)	$—		$(2,591)	$(1,498,696)	$(227,848)		$(1,729,135)

Basic and diluted net loss per share:
Class A	$(0.07)			NA	NA			$(28.74)
Class B	$(0.07)			NA	NA			NA
Weighted Average Shares for Basic and diluted:
Class A	28,750,000	(20,317,255)	KK	6,104,682	NA	(150,823)	KK	60,166,269
		(2,328,063)	KK
Class B (prior to the conversion discussed in F)	7,187,500	—		7,187,500	NA			NA

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, with Flame as the accounting acquirer, using the fair value concepts as defined in the ASC Topic 820, Fair Value Measurement (“ASC 820”), and based on the historical financial statements of Flame and SYU.

The unaudited pro forma combined balance sheet as of September 30, 2023, gives pro forma effect to the Business Combination and related transactions as if they occurred on September 30, 2023. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2023, and the year ended December 31, 2022, gives pro forma effect to the Business Combination and related transactions as if they had been completed on January 1, 2022.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described herein. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. Flame believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination and related transactions. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Flame and SYU.

Note 2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaced the then existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”). Flame has elected not to present any synergies or other potential transaction effects and will only be presenting Transaction Accounting Adjustments in the accompanying unaudited pro forma condensed combined financial information.

The pro forma condensed combined provision for income taxes might not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. There are no income tax effects on the pro forma adjustments because there is no historical revenue or income generated at the predecessor. The SYU assets have been shut in and have remained idle. Accordingly, the combined pro forma entity is producing no taxable income and is in a net operating loss position. Accordingly, there is no income tax effect as any separate return basis deferred tax assets (DTA) for the carve-out financial statements would have a full valuation allowance recorded against the DTA. Therefore, any income tax impact of the pro forma adjustments would result in no financial statement impact.

The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2022.

Adjustments to the Unaudited Pro Forma Combined Balance Sheet

The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

(A)

Reflects proceeds of $440,249,100 from the issuance and sale of 44,024,910 Holdco Class A shares at $10.00 (par value at $0.0001) per share in the PIPE Investment pursuant to the terms of the PIPE Subscription Agreements, increasing cash and cash equivalents by $440,249,100 with corresponding increases to share capital and additional paid-in capital of $4,402 and $440,244,698, respectively. The adjustment reflects obtained commitments from PIPE Investors for $440,249,100 in PIPE Investment. The PIPE Investors have no affiliation with SYU or EM.

(B)

Reflects the purchase accounting adjustment with the total consideration of $988,816,000, elimination of $6,195,000 of accounts payable and accrued expenses, and elimination of $6,743,000 due to related party, net payable. Per the terms of the Sable-EM Purchase Agreement, these working capital and intercompany balances with EMC are not assumed and therefore eliminated in purchase accounting. Total estimated preliminary purchase consideration of $988,816,000 consists of $225,008,000 purchase price adjustments (which includes the cash deposit on the term loan of $18,750,000) paid in cash and $763,808,000 term loan ($625,000,000 purchase consideration plus $140,184,000 of accrued interest plus $17,374,000 estimated value of material and supplies less $18,750,000 cash deposit) taken over by Flame on behalf of Sable.

Total purchase consideration is comprised of 1) purchase price, as defined by the Sable-EM Purchase Agreement, 2) accrued interest from the effective date of the Sable-EM Purchase Agreement (January 1, 2022), which Sable has elected to be paid-in-kind, 3) property expenses paid or payable by seller which were incurred on and after the effective date of the Sable-EM Purchase Agreement, 4) estimated value of materials and supply inventory based on balances as of September 30, 2023, 5) reimbursement of cost-sharing and 6) overhead cost and property taxes attributable to purchaser but paid or payable by seller as follows:

Amount
(US Dollars in Thousands)
Purchase consideration as per Merger Agreement	$625,000
Add: Accrued PIK interest on term loan	140,184
Add: Property expenses reimbursement	187,341
Add: Estimated value of materials and supplies	17,374
Add: Reimbursement for cost-sharing	8,500
Add: Other adjustments related to overhead cost and property taxes	10,417

Estimated preliminary adjusted purchase consideration	$988,816

Upon the merger, fair value adjustments related to oil and gas properties and asset retirement obligations were estimated as follows:

Amount
(US Dollars in Thousands)
Fair value of oil and gas properties	$1,085,241
Less: Carrying value of oil and gas properties	689,277

Fair value adjustment	$395,964

Fair value of asset retirement obligations	$112,925
Less: Carrying value of asset retirement obligations	344,197

Fair value adjustment	$(231,272)

Reconciliation of the preliminary adjusted purchase consideration to net parent investment is as follows:

Amount
(US Dollars in Thousands)
Estimated preliminary adjusted purchase consideration	$988,816
Less: Fair value adjustment for oil and gas properties	395,964
Less: Fair value adjustment for asset retirement obligation	231,272
Less: Accounts payable and accrued liabilities	6,195
Less: Due to related party, net	6,743

Net parent investment	$348,642

The following table summarizes the fair value of identified assets acquired and liabilities assumed at the date of acquisition. The preliminary allocation of consideration transferred is based on management’s estimates, judgments and assumptions. These estimates, judgments and assumptions are subject to change upon final valuation and should be treated as preliminary values. Management estimated that consideration paid did not exceed the fair value of the net assets acquired. Therefore, there was no goodwill derived from the transaction.

The final allocation of purchase consideration could include changes in the estimated fair value of (1) materials and supplies; (2) oil and gas properties; and (3) asset retirement obligations, as well as due to the historical values of certain of the assets and liabilities as of the actual acquisition date versus amounts as of September 30, 2023 utilized herein.

Amount
(US Dollars in Thousands)
Total Consideration	$988,816
Materials and supplies	17,374
Oil and gas properties	1,085,241
Other—long-term assets	6,689

Total identifiable assets acquired	1,109,304

Asset retirement obligations	112,925
Other current liability	1,146
Other—long term liabilities	6,417

Net identifiable liabilities assumed	120,488

Net assets acquired	$988,816

(C)

Reflects payment of preliminary estimated transaction costs of $56,382,000 of which $22,100,000 is related to PIPE Investment offering costs and underwriting fees that are treated as equity issuance costs against additional paid-in capital as a part of the Business Combination. Additional transaction costs of $34,282,000 related to costs of becoming a publicly held operating company such as director and officers’ insurance are included in the total preliminary estimated transaction costs, of which $5,516,000 was accrued as of September 30, 2023. The remaining $28,766,000 of additional transaction costs have been reflected through accumulated deficit and are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, as discussed below (please refer to adjustment EE).

(D)	Reflects the reclassification of $62,366,000 of investments held in the trust account to cash.

(E)

Reflects conversion of $2,645,000 related party promissory notes into $3,306,000 of warrants. (comprised of $2,645,000 convertible promissory notes – related parties, at fair value as of September 30, 2023, and the fair value impact of $661,000. The promissory notes to related parties may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Each warrant is exercisable for one share of Common Stock. The fair value impact of $661,000 related to conversion of promissory notes is recorded in the accumulated deficit. The warrants are expected to remain classified as liabilities.

(F)

On August 22, 2023, we issued an aggregate of 7,187,500 shares of Class A common stock to the Sponsor, FL Co-Investment, Intrepid Financial Partners, our independent directors and certain of our executive officers, upon the conversion of an equal number of shares of Class B common stock.

(G)

Reflects issuance of merger consideration shares of 3,000,000 shares of Common Stock at $10.00 per share (with a nominal value of $0.0001 per share), increasing accumulated deficit by $30,000,000 with corresponding increase to share capital and additional paid-in capital of $300 and $29,999,700, respectively (refer to adjustment GG).

(H)	Reflects accrued liability bonuses of $10,384,000 to Sable executives upon completion of the Business Combination based on executed agreements (refer to adjustment II).

(I)

Reflects transfer of 5,953,859 of Flame Class A common stock subject to possible redemption to Common Stock in Stockholder’s Equity (Deficit). It also reflects the actual redemption of 150,823 Flame’s public shares for approximately $1,574,000 in conjunction with the Business Combination.

(J)

Reflects approximately $70,000,000 for litigation defense costs and/or settlement expenses, expected to be paid after the consummation of the Business Combination. Please see the section of the Proxy Statement titled “Information About SYU—Legal Proceedings” beginning on page 272 for more information.

(K)	Reflects $1,129,000 of non-convertible promissory notes to related parties that were repaid in full upon consummation of the Business Combination.

Adjustments to the Unaudited Pro Forma Combined Statements of Operations

The following adjustments have been reflected in the unaudited pro forma combined statements of operations:

(AA)

Reflects recognition of interest expense on the term loan, calculated at the rate 10% per annum amounting to $63,014,000 and $76,381,000 for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively.

(BB)

Reflects elimination of investment income on the trust account amounting to $3,841,000 and $3,989,000 for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively.

(CC)

Reflects the elimination of historical depreciation and accretion expense amounting to $15,764,000 and $20,852,000 for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively, as if the Business Combination had been completed on January 1, 2022, considering oil and gas properties not operative during the periods presented. No historical amortization or depletion was recorded.

(DD)

Reflects the accretion expense on the asset retirement obligations amounting to $9,624,000 and $11,634,000 for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively, as if the Business Combination had been completed on January 1, 2022.

(EE)

Reflects estimated one-time SPAC merger related transactions costs of $28,766,000 in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, as if the Business Combination had occurred on January 1, 2022, to reflect additional expenses to be incurred, including director and officers’ insurance premiums, legal fees, accounting and consulting fees, and additional costs that are not considered to be costs of raising capital under SAB Topic 5.A. Under the provisions of ASC 805, Flame has been determined to be the accounting acquirer and therefore, the pro formas are being presented as a forward acquisition rather than a reverse recapitalization. The estimated forward acquisition costs of $28,766,000 are comprised as follows (amounts below are subject to change upon completion of the Transactions):

Amount
Merger costs	(US Dollars in Thousands)
Legal Fees	$6,676
G&A reimbursement	5,000
Contractor reimbursement	7,600
Merger and acquisition fees	4,000
Accounting fees	690
D&O insurance	3,000
Insurance premium	1,500
Other fees	300

Total	$28,766

(FF)

Reflects the elimination of the change in fair value of convertible promissory notes of $38,000 and $171,000 for the nine months ended September 30, 2023, and the year ended December 31, 2022, respectively.

(GG)	Reflects the issuance of 3,000,000 merger consideration shares of Common Stock at $10.00 per share for the year ended December 31, 2022, as if the Business Combination had occurred on January 1, 2022.

(HH)

Reflects additional New Sable executive compensation based on executed agreements amounting to $6,788,000 and $9,050,000 for the nine months ended September 30, 2023, and the year ended December 31, 2022, as if the Business Combination had been completed on January 1, 2022.

(II)

Reflects one-time cash bonus expense amounting to $10,384,000 for the year ended December 31, 2022, for Sable executives upon completion of the Business Combination based on executed agreements, as if the Business Combination had occurred on January 1, 2022.

(JJ)

Reflects the share compensation expense under Sable’s Equity Incentive Plan amounting to $6,500,000 and $8,667,000 for the nine months ended September 30, 2023, and the year ended December 31, 2022, respectively, as if the Business Combination had been completed on January 1, 2022 based on executed agreements. In accordance with the executed agreements, 650,000 shares of Common Stock are to be issued to four executive officers. The total aggregate 2,600,000 shares of Common Stock are estimated to have a grant date fair value of $26,000,000. These shares are expected to vest no later than 3 years from the closing of the Business Combination.

(KK)

As previously noted, Flame shareholders redeemed 20,317,255 and 2,328,063 public shares on February 27, 2023 and August 29, 2023, respectively, at approximately $10.15 and $10.31 per share, respectively. Additionally, on February 9, 2024, Flame’s shareholders redeemed 150,823 public shares for approximately $10.44 per share.

(LL)

Reflects approximately $70,000,000 for litigation defense costs and/or settlement expenses, expected to be paid after the consummation of the Business Combination. Please see the section of the Proxy Statement titled “Information About SYU—Legal Proceedings” beginning on page 272 for more information.

Note 4. Net Loss per Share

The net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, the PIPE Investment and other related events, assuming the shares were outstanding since January 1, 2022. As the actual redemptions, Business Combination, PIPE Investment and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued relating to the Business Combination have been outstanding for the entire periods presented.

	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
	(US Dollars in Thousands, except share and per share amounts)
Pro forma net loss	$(146,009)	$(1,729,135)
Basic and diluted weighted average Common Stock outstanding	60,166,269	60,166,269
Basic and diluted net loss per Common Stock	$(2.43)	$(28.74)
Excluded securities (1):
Private placement warrants convertible into Common Stock	7,750,000	7,750,000
Warrants issued at IPO convertible to Common Stock	14,375,000	14,375,000
Warrants from promissory notes convertible to Common Stock	3,306,370	3,306,370

(1)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.